UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 8, 2009
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 8, 2009, Diamond Offshore Drilling, Inc. (the “Company”) completed a public offering of $500,000,000 aggregate principal amount of the Company’s 5.70% Senior Notes due 2039 (the “Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-157865) (the “Registration Statement”). The prospectus forming a part of the Registration Statement was supplemented by the Company’s prospectus supplement dated October 5, 2009, which the Company previously filed with the Securities and Exchange Commission under the Securities Act.
     The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of February 4, 1997, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Base Indenture to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the Seventh Supplemental Indenture, dated as of October 8, 2009 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Base Indenture and the Supplemental Indenture (including form of Global Security for the Notes) are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference. The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the form of Global Security representing the Notes.
     The Notes are the Company’s general unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness. However, the Company is a holding company and, in addition to being subordinated to secured obligations, the Notes are effectively subordinated to all existing and future obligations of the Company’s subsidiaries.
     The Company will pay interest on the Notes semi-annually on April 15 and October 15 of each year, commencing April 15, 2010, to holders of record on the preceding April 1 and October 1, respectively. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on October 15, 2039. The Company may redeem the Notes, in whole or in part, at its option at any time on at least 15 days but not more than 60 days prior written notice at the redemption price set forth in the Indenture. The Indenture contains certain customary covenants, including limitations on the ability of the Company and its subsidiaries, with exceptions, to incur debt secured by certain liens and to engage in certain sale and lease-back transactions.
     Holders of the Notes may not enforce the Indenture or the Notes except as provided therein. Each of the following is an event of default as defined in the Indenture:
•	default for 30 days in payment of any interest on the Notes;

•	default in payment of principal of the Notes at maturity or the redemption price when the same becomes due and payable;

•	default in the payment (after any applicable grace period) of any indebtedness for money borrowed by the Company or a subsidiary of the Company in excess of $25.0 million principal amount (excluding such indebtedness of any subsidiary of the Company other than a Significant Subsidiary, as defined in the Indenture, all the indebtedness of which subsidiary is nonrecourse to the Company or any other such subsidiary) or default on such indebtedness that results in the acceleration of such indebtedness prior to its express maturity, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes;

•	default by the Company in the performance of any other covenant contained in the Indenture for the benefit of the Notes that has not been remedied by the end of a period of 60 days after notice is given as specified in the Indenture; and

•	certain events of bankruptcy, insolvency and reorganization of the Company or such a Significant Subsidiary.
     The offering resulted in net proceeds to the Company of approximately $491.9 million, which the Company intends to use for general corporate purposes.
     On October 8, 2009, the Company issued a press release announcing the closing of such offering of the Notes. Filed herewith is a copy of such press release.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit number	Description

4.1
Indenture, dated as of February 4, 1997, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Base Indenture to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001) (SEC File No. 1-13926)

Exhibit number	Description

4.2
Seventh Supplemental Indenture, dated as of October 8, 2009, between Diamond Offshore Drilling, Inc. and The Bank of New York Mellon, as Trustee (including form of Global Security for the Company’s 5.70% Senior Notes due 2039)

99.1	Press release dated October 8, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: October 8, 2009

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